UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

HOME PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13136	16-1455126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

850 Clinton Square
Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 546-4900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on October 7, 2015 of the transactions contemplated by (i) that certain Agreement and Plan of Merger, dated as of June 22, 2015 (as amended, the “Merger Agreement”), by and among Home Properties, Inc. (the “Company”), Home Properties, L.P. (the “Partnership”), LSREF4 Lighthouse Acquisitions, LLC (“Parent”), LSREF4 Lighthouse Corporate Acquisitions, LLC (“MergerSub”), LSREF4 Lighthouse Operating Acquisitions, LLC (“Partnership MergerSub,” and together with Parent and MergerSub, the “Buyer Parties”), and UDR, Inc. (“UDR”), as amended by that certain Amendment Agreement, dated August 27, 2015 (the “Amendment Agreement”), by and among the Company, the Partnership, the Buyer Parties, UDR and United Dominion Realty, L.P. (“UDR LP,” and together with UDR, the “UDR Parties”), and (ii) that certain Contribution Agreement (the “Contribution Agreement”), dated as of June 22, 2015, by and among the Partnership, the UDR Parties and Parent, as amended by the Amendment Agreement.

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 7, 2015, effective as of the REIT Merger Effective Time (as defined below), certain subsidiaries of the Surviving Company (as defined below), as successor to the Company, each entered into one of 137 Multifamily Loan and Security Agreements or Amended and Restated Multifamily Loan and Security Agreements (collectively, the “Loan Agreements”) with Berkadia Commercial Mortgage, LLC (“Berkadia”), each dated as of October 7, 2015, which collectively provide for 107 commercial mortgage loans (collectively, the “Loans”) in an original aggregate principal amount of $5,121,770,000. 106 of the Loans are comprised of 6 cross collateralized and cross-defaulted subpools and secured by liens on 106 multifamily properties. One of the Loans was not cross collateralized at the closing of such Loan, but will be cross collateralized at a later date if the underlying property is not sold within 30 days of the closing of the Mergers (as defined below).

Item 1.02.                                        Termination of a Material Definitive Agreement.

On October 7, 2015, effective as of the closing of the Mergers, the Company discharged indebtedness under the following material agreements:

•                  Note Purchase Agreement (as amended, the “2011 Note Purchase Agreement”), dated December 19, 2011, among the Company, the Partnership and each purchaser party thereto, pursuant to which the Partnership issued and sold to a small group of institutional investors $90,000,000 aggregate principal amount of 4.46% Senior Guaranteed Notes, Series A, due December 19, 2018 and $60,000,000 aggregate principal amount of 5.00% Senior Guaranteed Notes, Series B, due December 19, 2021 (the “2011 Notes”);

•                  Affiliate Guaranty, dated December 19, 2011, made by the Company in favor of the purchasers of the 2011 Notes, pursuant to which the Company guaranteed repayment of the 2011 Notes;

•                  Note Purchase Agreement (as amended, the “2012 Note Purchase Agreement”) dated June 27, 2012, among the Company, the Partnership and The Prudential Insurance Company of America, pursuant to which the Partnership issued to The Prudential Insurance Company of America a $50,000,000 principal amount 4.16% Note due June 27, 2019 (the “2012 Note”);

•                  Affiliate Guaranty, dated June 27, 2012, made by the Company in favor of the purchaser of the 2012 Note, pursuant to which the Company guaranteed repayment of the 2012 Note;

•                  Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), dated December 9, 2011, among the Company, the Partnership, the lenders from time to time party thereto, Manufacturers and Traders Trust Company, as administrative agent, Bank of America, N.A., PNC Bank, N.A. and RBS Citizens, N.A., as co-documentation agents, and U.S. Bank National Association, as syndication agent, which provides for a $450,000,000 revolving credit facility and a $250,000,000 five-year unsecured term loan;

•                  Loan Agreement, dated November 19, 2014, by and among the Company, the Partnership and Manufacturers and Traders Trust Company, which provides for a $100,000,000 unsecured loan maturing December 31, 2015; and

•                  Amended and Restated Guaranty, dated December 9, 2011, made by the Company and certain of the Partnership’s subsidiaries in favor of Manufacturers and Traders Trust Company, as administrative agent, for the benefit of the lenders under the Credit Agreement, pursuant to which the Company and certain of the Partnership’s subsidiaries guaranteed repayment of both loans under the Credit Agreement.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On October 6, 2015 and October 7, 2015, the Company and the Partnership completed the transactions contemplated by the Contribution Agreement.

Contribution Transaction

On October 6, 2015, the Partnership contributed four properties (the “Partnership Contribution”) to UDR Lighthouse DownREIT L.P., a Delaware limited partnership formed by UDR and its affiliates for purposes of this transaction (the “DownREIT Partnership”), and the DownREIT Partnership assumed approximately $89 million of outstanding indebtedness secured by the contributed properties, in exchange for consideration valued at approximately $590 million, consisting of $22.6 million in cash and 16,219,914 limited partnership units of DownREIT Partnership (“DownREIT Units”).  Simultaneously with the Partnership Contribution, the Company received from UDR the right to subscribe for 16,137,973 shares of Series F Preferred Stock, par value $0.01 per share, of UDR (“UDR Series F Preferred”).  The four properties contributed by the Partnership to the DownREIT Partnership in the Partnership Contribution consisted of (i) the apartment project commonly known as Eleven55 Ripley, located in Silver Spring, Maryland, (ii) the apartment project commonly known as Arbor Park of Alexandria, located in Alexandria, Virginia, (iii) the apartment project commonly known as The Courts at Dulles, located in Herndon, Virginia, and (iv) the apartment project commonly known as Newport Village, located in Alexandria, Virginia.  In addition, the UDR Parties contributed or caused to be contributed cash and a portfolio of nine properties, and the DownREIT Partnership assumed certain outstanding indebtedness secured by these properties, in exchange for limited partnership units of the DownREIT Partnership.

Immediately following the consummation of the Partnership Contribution on October 6, 2015, pursuant to the terms of the Merger Agreement, the Partnership redeemed each Partnership limited partnership unit (each, a “Home OP Unit”) that the Partnership’s limited partners elected to redeem in a solicitation conducted prior to a special meeting of limited partners on August 3, 2015 in exchange for (i) 2.15 DownREIT Units, (ii) $3.01 in cash (or, $1.40 for each DownREIT Unit) (the “Redemption”), and (iii) the right to subscribe for and receive 2.15 shares of UDR Series F Preferred.

Sale Transaction

On October 7, 2015, pursuant to the Contribution Agreement and in a separate transaction from the Partnership Contribution, the Partnership completed the sale of two properties—the apartment project commonly known as 1200 East West, located in Silver Spring, Maryland and the apartment project commonly known as the Courts at Huntington, located in Alexandria, Virginia, which are the two properties covered by the Contribution Agreement that are not contributed pursuant to the transaction described above— to certain subsidiaries of UDR for aggregate consideration of approximately $219 million in cash.

Merger Agreement

Also on October 7, 2015, pursuant to the Merger Agreement, Partnership MergerSub merged with and into the Partnership, with the Partnership continuing as the surviving partnership (the “Partnership Merger”).  Following the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), on October 7, 2015 the Company merged with and into MergerSub (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”), with MergerSub continuing as the surviving entity (the “Surviving Company”).  Following the consummation of the Mergers, the Surviving Company continued as a wholly owned subsidiary of Parent, and the Partnership became a wholly owned subsidiary of the Surviving Company.

At the Partnership Merger Effective Time, each Home OP Unit that was not previously redeemed in the Redemption described above was automatically converted into the right to receive $75.23 in cash without interest and less applicable withholding taxes.

At the effective time of the REIT Merger (the “REIT Merger Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), including each share of restricted stock, issued and outstanding immediately prior to the REIT Merger Effective Time, was converted into the right to receive $75.23 in cash without interest and less applicable withholding taxes.  In addition, following consummation of the REIT Merger on October 7, 2015, the Company Common Stock ceased to be traded on the New York Stock Exchange (“NYSE”), as described below.

The foregoing description of the Partnership Contribution, the Redemption, the Mergers, the Merger Agreement and the Contribution Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and the Contribution Agreement, which were filed as Exhibit 2.1 and Exhibit 2.2, respectively, to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 22, 2015, and are incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2015, in connection with the completion of the Mergers, the Company requested that the NYSE suspend trading in the Company Common Stock and file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting from the NYSE and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the outstanding shares of Company Common Stock.  As a result, all shares of Company Common Stock were removed from trading on the NYSE following the close of trading on October 7, 2015.  Following the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13(a) and 15(b) of the Exchange Act with respect to the Company Common Stock.  Once such measures become effective, the Surviving Company, as successor to the Company, will no longer be required to prepare and file public reports and will cease to file reports with the SEC.

Item 5.01.                                        Changes in Control of the Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The total consideration with respect to the Mergers was approximately $4.5 billion, which was funded through (a) equity financing of approximately $1.2 billion provided by Parent, (b) debt financing in an amount of approximately $2.8 billion provided by Berkadia Commercial Mortgage LLC in connection with the Loans, (c) approximately $219 million received by the Partnership from UDR as consideration for the exchange transactions described under Item 2.01 of this Current Report on Form 8-K, and (d) approximately $328 million received by the Partnership from seven separate property resale transactions consummated on the day prior to the closing of the Mergers.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2015, in connection with consummation of the Mergers, Michael D. Barnello, Bonnie S. Biumi, Stephen R. Blank, Alan L. Gosule, Leonard F. Helbig, III, Thomas P. Lyndon, Jr., Edward J. Pettinella and Clifford W. Smith, Jr. each resigned from the Company’s board of directors effective at the Company Merger Effective Time.   These resignations were not a result of any disagreements between the Company and the resigning directors on any matter relating to the Company’s operations, policies or practices.

Following the REIT Merger Effective Time, each of Edward J. Pettinella (President and Chief Executive Officer ), David P. Gardner (Executive Vice President and Chief Financial Officer), Ann M. McCormick (Executive Vice President and General Counsel) and John E. Smith (Senior Vice President and Chief Investment Officer) ceased serving in such roles with the Surviving Company.

Following the REIT Merger Effective Time, Dan Earle was appointed as Chief Executive Officer and Chief Operating Officer of the Surviving Company, Robert J. Luken was appointed as Vice President and Chief Financial Officer of the Surviving Company, and Marc L. Lipshy was appointed as President of the Surviving Company.

Mr. Earle is 59 years old.  Prior to joining the Surviving Company, he was a Vice President of GE Capital Real Estate from April 2006 until January 2015.  Mr. Earle is party to a consulting agreement (the “Consulting Agreement”) with LSREF4 Lighthouse Holdings, LLC, an affiliate of the Surviving Company (“LREF4 Holdings”), dated as of August 3, 2015, under which he is entitled to a $33,333.33 monthly services fee and certain severance benefits in the event he is terminated from such position prior to August 17, 2019.  The Consulting Agreement also includes customary confidentiality, non-competition, and non-solicitation covenants binding on Mr. Earle for 12 to 24 months following termination of his business relationship with the Surviving Company.  LSREF4 Holdings has also granted Mr. Earle an award under its LSREF4 Lighthouse Holdings, LLC Long Term Incentive Plan (the “LTIP”), pursuant to which Mr. Earle may become entitled to certain cash payments from LREF4 Holdings in connection with certain monetization events that result in Lone Star Real Estate Fund IV (U.S.), L.P. and LSF RE IV Capital Investment, L.P. realizing a minimum cumulative internal rate of return from their investment in LREF4 Holdings.

Mr. Luken is 51 years old and has been employed by the Company for 19 years. Mr. Luken has served as Senior Vice President of the Company since 2004, as Chief Administrative Officer of the Company since 2012, as Chief Accounting Officer of the Company since 2005 and as Treasurer of the Company since 2000.  Mr. Luken is party to an employment agreement with Lighthouse Management Services, LLC, an affiliate of the Surviving Company, under which he is entitled to a base salary of $300,000 per year and certain severance benefits in the event he is terminated from such position without cause or resigns for good reason (each as defined in such agreement).  The employment agreement also includes customary confidentiality, non-competition, and non-solicitation covenants binding on Mr. Luken for six months following termination of his employment with such entity. LSREF4 Holdings has also granted Mr. Luken an award under the LTIP, pursuant to which Mr. Luken may become entitled to certain cash payments from LREF4 Holdings in connection with certain monetization events that result in Lone Star Real Estate Fund IV (U.S.), L.P. and LSF RE IV Capital Investment, L.P. realizing a minimum cumulative internal rate of return from their investment in LREF4 Holdings.

Mr. Lipshy is 48 years old and is a Managing Director, General Counsel (Americas Real Estate) for Hudson Advisors L.P., which is an affiliate of Parent and the Surviving Company.  He has been with Hudson Advisors since 2004.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the REIT Merger Effective Time, the existing limited liability company agreement of MergerSub became the limited liability company agreement of the Surviving Company. The limited liability company agreement of the Surviving Company, which is filed as Exhibits 3.1 hereto, is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, the Surviving Company will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(d)                              Exhibits

Exhibit No.	Exhibit Description
3.1	Limited Liability Company Agreement of LSREF4 Lighthouse Acquisitions, LLC, dated as of June 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSREF4 Lighthouse Corporate Acquisitions, LLC (as successor by merger to Home Properties, Inc.)

Date: October 7, 2015	By:	/s/ Marc. L. Lipshy
Name: Marc. L. Lipshy
Title: President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Limited Liability Company Agreement of LSREF4 Lighthouse Acquisitions, LLC, dated as of June 16, 2015